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                                                                    EXHIBIT 23.2



                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of IMCO Recycling Inc. for the registration of $210,000,000 of 10 3/8% Senior Secured Notes due 2010 and to the incorporation by reference therein of our report dated January 24, 2003 (except for Note 13 as to which the date is March 14, 2003) with respect to the financial statements of VAW-IMCO Guss und Recycling GmbH included in the IMCO Recycling Inc. Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                        /s/  Ernst & Young AG
                                             Wirtschaftsprufungsgesellschaft

Cologne, Germany
January 19, 2004


/s/ Gerd Lutzeler                       /s/  Marcus Senghaas
    Wirtschaftsprufer                        Wirtschaftsprufer